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                                  EXHIBIT 99.5
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                                                                    EXHIBIT 99.5

                        1,131,168 SHARES OF COMMON STOCK
                           OFFERED PURSUANT TO RIGHTS
                         DISTRIBUTED TO SHAREHOLDERS OF
                     GLOBALSTAR TELECOMMUNICATIONS LIMITED

                                                                  March   , 1997

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated March , 1997, and the Instructions for Completing Subscription Certificates relating to the offer by Globalstar Telecommunications Limited (the "Company") of 1,131,168 shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company, at a subscription price of $26.50 per share, pursuant to transferable subscription rights (the "Rights") distributed to holders of record of Common
Stock as of the close of business on March      , 1997 (the "Record Date").

     As described in the accompanying Prospectus, you will receive one (1) transferable Right for each 8.84042 shares of Common Stock carried by us in your account as of the Record Date. Each whole Right will entitle you to subscribe for one share of Common Stock at a subscription price of $26.50 per share (the "Subscription Price"). No fractional shares will be issued.

     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISE OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and the related Instructions for Completing Subscription Certificates. However, we urge you to read these documents carefully before instructing us to exercise Rights.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO EXERCISE RIGHTS ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE RIGHTS OFFERING. THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON APRIL      , 1997, UNLESS EXTENDED FOR UP TO FIFTEEN (15) DAYS BY THE
COMPANY. ONCE YOU HAVE EXERCISED A RIGHT, SUCH EXERCISE MAY NOT BE REVOKED.

     If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock, or sell such Rights on your behalf, please so instruct us by completing, executing and returning to us the instructions form on the reverse side of this letter.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO W.F. DORING & CO., INC., THE INFORMATION AGENT, AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (888) 330-5111.

                                  INSTRUCTIONS

     The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $1.00 per share (the "Common Stock"), of Globalstar Telecommunications Limited (the "Company").

     This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the
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terms and subject to the conditions set forth in the Prospectus and the related
Instructions for Completing Subscription Certificates.

Box 1.  [ ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.  [ ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

    (a) Number of shares subscribed for pursuant to the Rights:

    (b) Total Subscription Price (total number of shares subscribed for pursuant to the Rights multiplied by the Subscription Price of $26.50 per share):

    (c) Method of Payment (check and complete appropriate box(es)):

        [ ] Enclosing uncertified, certified or cashier's check, bank draft or
            money order in the amount of $          payable to The Bank of New
            York, subscription agent.

        [ ] Wire transfer in the amount of $          directed to The Bank of
            New York, subscription agent, ABA No.:           . Rights Offering
            DDA No.:           , Attention:           . Indicate name of
            institution wire transferring funds and name of registered holder:

        [ ] Please deduct payment from the following account maintained by you as follows:

Type of Account:
Account No.:
Amount to be deducted: $

Box 3.  [ ] Please TRANSFER RIGHTS as set forth below:

    (a) Transfer
    ---------------------------------- Rights to
                (insert number)

    --------------------------------------------------.
          (indicate name of transferee)

    (b) Sell
    ---------------------------------- Rights on my behalf.

Date:           , 1997

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                                          Signature(s)

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                                          Please print or type name

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